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                                                                   EXHIBIT 10.9b


                              SEVERANCE AGREEMENT



         THIS SEVERANCE AGREEMENT (hereinafter this "Agreement") is entered
into on this    2nd   day of   March  , 1998, by and between Harold J. Koch,
now residing at 11605 Bonaventure Drive, Upper Marlboro, Maryland 20772, (the "Employee") and Suburban Bank of Maryland, 7505 Greenway Center Drive, Greenbelt, Maryland, 20768, (the "Employer").

                                    RECITAL

         The Employee is employed as   Senior Vice President   of Suburban Bank
of Maryland. This Agreement is intended to supplement the existing terms of such employment by providing the terms and conditions under which the Employer shall pay severance compensation to the Employee. For all purposes of this Agreement, unless otherwise indicated, all references to the "Employer" shall be construed to include Suburban Bancshares, Inc. or any successor entity or organization of Suburban Bank of Maryland or Suburban Bancshares, Inc. (or any parent, subsidiary or affiliate of either such entity or its successor).

         NOW THEREFORE, the parties, intending to be legally bound, agree as follows:

1. SEVERANCE PAYMENT. In the event that the Employee's employment is terminated or, if the Employee is employed under a written agreement with a specified term, not renewed by the Employer at the next opportunity for termination or non-renewal, as a result of any merger or buy-out or change in control of the Employer, the Employer shall continue to pay to the Employee his or her base compensation (exclusive of bonus or incentive compensation and exclusive of benefits) for a period of Six (6) months following the date of such termination or non-renewal (the "Severance Period").

2. EVENTS OF DISQUALIFICATION. Notwithstanding the foregoing provisions of paragraph 1, the Employee shall be disqualified from receiving such severance compensation in any of the following events.:

         (a) ACCEPTANCE OF EMPLOYMENT. In the event that the Employee accepts new or continued employment from the Employer, regardless of the compensation level, benefits or other terms or conditions of such employment;

         (b) REJECTION OF EQUIVALENT EMPLOYMENT. In the event that the Employee is offered new or continued employment with the Employer at a level of compensation and with benefits equivalent to or better than those then governing his or her employment and at a location within Fifty (50) miles of the Employer's current address; or

         (c) VIOLATION OF COVENANT. In the event that the Employee violates any term or provision of the Covenants of the Employee provided in paragraph 3, below.

3.       COVENANTS OF THE EMPLOYEE.

         (a) NON-DISPARAGEMENT, NON-DISCLOSURE AND NON-SOLICITATION. Throughout the term of the Employee's employment and the Severance Period thereafter (together defined as the "Covenant Period") the Employee covenants and agrees that he or she:

                 (1) Shall not directly or indirectly disparage the business of the Employer, nor disclose any information relating to the Employer's business, processes, trade secrets, procedures, computer software or any other information learned as an employee of the Employer, to any person, firm or corporation;

                 (2) Shall not directly or indirectly discuss or disclose to any other person, firm or corporation the names of past, present or future customers or employees of the Employer, where such discussion or disclosure is undertaken for the purpose of soliciting the banking business of any such customer or soliciting the employment of any such employee.

         (b) PROPRIETARY INFORMATION. The Employee acknowledges that in the course of his or her employment, the Employee
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                 will be making use of, acquiring and adding to the Employer's confidential and proprietary information of a special and unique nature and value relating to such matters as, but not limited to the Employer's business operations, internal structure, financial affairs, programs, software systems, procedures, manuals, confidential reports, and sales and marketing methods, as well as the amount, nature and type of services, equipment and methods used an preferred by the Employer's suppliers, and customers, all of which shall be deemed to be confidential information. The Employee acknowledges that such confidential information has been and will continue to be of central importance to the business of the Employer and that disclosure of it or its use by others could cause substantial loss to the Employer. In consideration of his anticipated and thereafter continued employment by the Employer, upon acceptance hereof, the Employee agrees that during the entire period of his employment with the Employer, and upon and after leaving the employ of the Employer for any reason whatsoever, the Employee shall not, for any purpose whatsoever, directly or indirectly, divulge, reveal, report, publish, transfer, or disclose to any person or entity any of such confidential information which was obtained by the Employee as a result of the Employee's employment with the Employer, nor shall the Employee reveal to any person or entity any trade secrets of the Employer, but the Employee shall hold all of the same confidential and inviolate.

         (c) PROPERTY OF THE EMPLOYER. All contracts, agreements, forms, financial books, records, instruments and documents, supplier lists, memoranda, data, reports, programs, software, tapes, rolodexes, telephone and address books, letters, research, listings, programming, and any other instruments, records or documents relating or pertaining to the Employer (hereinafter referred to as "Records") shall at all times be and remain the property of the Employer. Upon termination of the Employee's employment with the Employer for any reason whatsoever, the Employee shall return to the Employer all Records (whether furnished by the Employer, by a third party or prepared by the Employee), and the Employee shall neither make nor retain any copies of any such Records after such termination.

         (d) INVENTIONS AND CREATIONS. All inventions and other creations, whether or not patentable or copyrightable, and all ideas, reports and other creative works, including, without limitation, innovations, manuals or other materials, made or conceived in whole or in part by the Employee while employed by the Employer, which relate in any manner whatsoever to the business, existing or proposed of the Employer or any other businesses or research development effort in which the Employer or any of its subsidiaries or affiliates engages during the Employee's employment by the Employer, will be disclosed promptly by the Employee to the Employer and shall be the sole and exclusive property of the Employer.

4.       BREACH; REMEDIES.

         (a) RIGHT TO CURE; DEFAULT. In the event either party shall be alleged to be in breach of this Agreement, written notice shall be given by the other party and a Thirty (30) day opportunity to cure shall be provided. After such Thirty (30) day cure period, if the breach is not cured and remains as alleged, the breaching party shall be deemed in default and this Agreement may be terminated by written notice to the breaching or defaulting party.

         (b) INJUNCTIVE RELIEF. In the event of a breach of this Agreement, the Employer shall be entitled to injunctive relief restraining the Employee form taking or continuing any action which would constitute a breach of the covenants contained herein. Such injunctive remedies shall not be exclusive and shall be in addition to any and all other remedies which may be available to the Employer at law or equity, including, without limitation, the recovery of direct, indirect, incidental, consequential and/or punitive damages.

5. ENTIRE AGREEMENT: This Agreement represents the entire agreement of the parties relating to the services of the Employee. All prior negotiations between the parties are merged into this Agreement and there are no understandings or agreements other than those incorporated herein.

6.       MISCELLANEOUS.

         (a) SEVERABILITY; COURT ENFORCEMENT. The parties hereto covenant and agree that to the extent any provisions or portion of this Agreement shall be held, found or deemed to be unreasonable, unlawful or unenforceable, by any Court of law, then the parties hereto expressly covenant and agree that any such provision or portion thereof shall be modified to the extent necessary in order that any such provision or portion thereof shall be legally enforceable to the fullest extent





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                 permitted by applicable law and that any court of competent jurisdiction shall, and the parties hereto do hereby expressly authorize any court of competent jurisdiction to, enforce any such provision or portion thereof or to modify any such provision thereof shall be enforced by such court to the fullest extent permitted by applicable law.

         (b) WAIVER. The Employer and the Employee each reserve the right to waive any of the terms of this Agreement which benefits the party waiving same. Any such waiver must be in a writing signed by the party waiving the same.

         (c) CHOICE OF LAW. It is the intention of the parties hereto that this Agreement shall be governed by the laws of the State of Maryland.

         (d) SUCCESSORS. The terms of this Agreement shall inure to the benefit of and be binding upon the Employer, its successors and assigns, and upon the Employee, his heirs, guardians and personal and legal representatives.

         (e) GENDER. The use of the masculine gender herein shall be deemed to be or include the feminine gender, wherever appropriate.

         (f) NOTICES. All notices, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered personally or if sent registered or certified mail, return receipt requested, properly addressed and postage prepaid to the addresses set forth hereinabove.

         (g) COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

         (h) HEADINGS. The Section and paragraph headings used herein are for convenience and reference only and shall not enter into the interpretation hereof.

         (i) REPRESENTATION BY COUNSEL. The parties hereto acknowledge that Stephen C. Hosea, of the law firm, McNamee, Hosea, Jernigan & Kim, P.A., Suite 200, 6411 Ivy Lane, Greenbelt, Maryland 20770 has acted as counsel to the Employer in this matter. The parties hereto acknowledge that the Employee, for the purposes of this Agreement, has sought and obtained, or acknowledges his right and opportunity to seek and obtain the advise of his independent legal counsel with regard to the contents and interpretation of this Agreement and each party hereto is fully and independently apprised of the meaning and legal effect of this Agreement.

         (j) MODIFICATIONS. There shall be no modifications or amendment of this Agreement except by written amendment hereto signed by both parties.

         IN WITNESS WHEREOF this Agreement has been executed by the parties of the day and year first above written.

WITNESS/ATTEST:                           SUBURBAN BANK OF MARYLAND

         /s/                                              /s/

Susan J. Hansen                           By:  Winfield M. Kelly, Jr.
-----------------------------             -------------------------------------
                                          Winfield M. Kelly, Jr., Chairman

         /s/                                              /s/

Susan J. Hansen                           Harold J. Koch
-----------------------------             -------------------------------------
                                          Harold J. Koch, Employee